UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2023

Bioventus Inc.
(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4721 Emperor Boulevard Suite 100
Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (919) 474-6700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 8, 2023, the Board of Directors (the "Board") of Bioventus Inc. (the "Company") appointed John A. Bartholdson to the Board as a Class II director effective on January 8, 2023. Mr. Bartholdson will serve for a term ending at the 2023 annual meeting of stockholders of the Company or until his successor is duly selected and qualified.
Mr. Bartholdson, 52, is the co-founder and has been a Partner of Juniper Investment Company, LLC, a private investment management firm that invests in publicly traded companies and private companies through concentrated ownership positions, since its inception in 2008. Mr. Bartholdson has 25 years of experience leading and overseeing private and public equity investments. His experience includes extensive management oversight, service on multiple public and private company boards, and deep transactional expertise. Mr. Bartholdson presently serves as the Chairman of the board of directors of Theragenics Corporation, a medical device company serving the surgical products and prostate cancer treatment markets. Since 2019, he has been a member of the board of directors of Lincoln Educational Services Corporation, a public company and a leading provider of career education and training services, and presently serves on its Compensation, Audit and Nominating and Corporate Governance Committees. Previously, beginning in 2000, he served as a member of the board of directors of Obagi Medical Products, Inc., a public specialty pharmaceutical company, until its acquisition by Valeant Pharmaceuticals in 2013. In addition, Mr. Bartholdson has previously served on the board of directors of numerous private companies. Mr. Bartholdson was a Partner of Stonington Partners, where he worked from 1997 to 2011. Prior to that, he was an analyst at Merrill Lynch Capital Partners from 1992 to 1994. Mr. Bartholdson received his B.A. from Duke University and his M.B.A. from Stanford Graduate School of Business. The Board believes that Mr. Bartholdson’s significant governance, finance, and transactional experience with multiple public and private companies will be invaluable to the Board.
Mr. Bartholdson will be entitled to the standard compensation paid by the Company to its non-employee directors, including an annual cash retainer of $55,000 for Board service. In addition, he will receive an initial award of restricted stock units having an aggregate fair value equal to $152,000, pro-rated in accordance with the Company’s Non-Employee Director Compensation Policy.
Mr. Bartholdson does not have any direct or indirect material interest in any transaction in which the Company is a participant that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: January 9, 2023	By:	/s/ Anthony D’Adamio
Anthony D’Adamio Senior Vice President and General Counsel